Exhibit 3.2
CERTIFICATE OF ELIMINATION
OF THE
CERTIFICATES OF DESIGNATION OF THE
SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK,
SERIES A-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK,
SERIES A-2 CONVERTIBLE PARTICIPATING PREFERRED STOCK,
SERIES B NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK,
SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK AND
SERIES C NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
OF
INNOVATE CORP.
(Pursuant to Section 151(g) of the Delaware General Corporation Law)
INNOVATE Corp., a Delaware corporation (the “Corporation”), hereby certifies as follows:
1.Pursuant to Section 151 of the Delaware General Corporation Law and the authority granted in the Corporation’s Second Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation (the “Board”), by resolution duly adopted, authorized the issuance of, and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations and restrictions of, the following series of the Corporation’s preferred stock, par value $0.001 per share (“Preferred Stock”):
(a)30,000 shares of Preferred Stock as Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on May 29, 2014, as amended by those certificates of amendment filed with the Secretary of State of the State of Delaware on September 22, 2014, and January 5, 2015, and as corrected by those certificates of correction filed with the Secretary of State of the State of Delaware on August 5, 2015 (the “Series A Certificate of Designation”);
(b)11,000 shares of Preferred Stock as Series A-1 Convertible Participating Preferred Stock (the “Series A-1 Preferred Stock”) as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on September 22, 2014, as amended by that certificate of amendment filed with the Secretary of State of the State of Delaware on January 5, 2015, as corrected by those certificates of correction filed with the Secretary of State of the State of Delaware on August 5, 2015, and as amended and restated by the Amended and Restated Certificate of Designation filed with the Secretary of State of the State of Delaware on June 24, 2016 (the “Series A-1 Certificate of Designation”);
(c)14,000 shares of Preferred Stock as Series A-2 Convertible Participating Preferred Stock (the “Series A-2 Preferred Stock”) as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on January 5, 2015, as corrected by that certificate of correction filed with the Secretary of State of the State of Delaware on August 5, 2015 (the “Series A-2 Certificate of Designation”);
(d)35,000 shares of Preferred Stock as Series B Non-Voting Participating Convertible Preferred Stock (the “Series B Non-Voting Preferred Stock”), as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on September 10, 2020 (the “Series B Non-Voting Certificate of Designation”);
(e)100,000 shares of Preferred Stock as Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”), as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on August 30, 2021 (the “Series B Certificate of Designation”); and
(f)35,000 shares of Preferred Stock as Series C Non-Voting Participating Convertible Preferred Stock (the “Series C Preferred Stock” and together with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Non-Voting Preferred Stock, and Series B Preferred Stock, the “Designated Preferred Stock”), as evidenced by the Certificate of Designation filed with the Secretary of State of the State of Delaware on March 28, 2024 (the “Series C Certificate of Designation” and together with the Series A Certificate of Designation, Series A-1 Certificate of Designation, Series A-2 Certificate of Designation, Series B Non-Voting Certificate of Designation, and Series B Certificate of Designation, each a “Certificate of Designation” and collectively the “Certificates of Designation”). No shares of Designated Preferred Stock are outstanding and none will be issued subject to the Certificate of Designation governing such Designated Preferred Stock.
2.     On September 25, 2024, the Board adopted the following resolutions:
RESOLVED, that none of the authorized shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Non-Voting Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, and none will be issued subject to the Certificate of Designation of such series of Preferred Stock; and be it further
RESOLVED, that each of the Chief Executive Office and Chief Financial Officer of the Corporation, and any other officer of the Corporation designated by them, be and each of them individually hereby is authorized, empowered and directed, in the name and on behalf of the Corporation, to prepare, execute, and file with the Secretary of State of the State of Delaware a Certificate of Elimination of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Non-Voting Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to eliminate from the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designation of each such series of Preferred Stock.

3. In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, all matters set forth in the Certificates of Designation shall be eliminated from the Second Amended and Restated Certificate of Incorporation, as amended, of the Corporation and the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Non-Voting Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed by a duly authorized officer of the Corporation on this 30th day of September, 2024.
INNOVATE CORP.

By: /s/ Michael J. Sena
Name: Michael J. Sena
Title:     Chief Financial Officer